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                                                                    EXHIBIT 32.2

                                 Netegrity, Inc.

                            Certification Pursuant To
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant To
                  Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Quarterly Report of Netegrity, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Regina O. Sommer, Chief Financial Officer and Treasurer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  July 28, 2003                  /s/ Regina O. Sommer
                                      __________________________________________
                                      Regina O. Sommer
                                      Chief Financial Officer and Treasurer
                                      (Principal Financial Officer and Principal
                                       Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Netegrity, Inc. and will be retained by Netegrity, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.